UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

☑ Definitive Information Statement

SUNSI ENERGIES INC.

(Name of Registrant as Specified In Its Charter)

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SUNSI ENERGIES INC.

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of the common stock of SunSi Energies Inc. (“Company” or “SunSi”), that on April 19, 2012 our stockholders holding a majority of our voting shares have executed an Action by Written Consent of Shareholders approving the following actions:

1. To elect the following five (5) directors to hold office for a one year term and until each of their successors are elected and qualified:

Richard St. Julien

Kebir Ratnani

David Natan

David Vanderhorst

Adrian Auman

The Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The accompanying information statement (this “Information Statement”), which describes the actions taken in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the Nevada Revised Statutes, our Articles of Incorporation, as amended and our amended and Restated Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our common stock is sufficient to approve the actions taken. Each share of our common stock is entitled to one vote in connection with the matters described above.

We are making the Information Statement available to our shareholders via the internet on approximately April 30, 2012 to stockholders of record of the Company at the close of business on March 31, 2012 (the “Record Date”). Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the actions taken by consent will not be effected until at least twenty (20) calendar days following the availability of the accompanying Information Statement to our stockholders or on or about May 20, 2012.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

By Order of the Board of Directors,

/s/ David Natan
David Natan
Chief Executive Officer

SUNSI ENERGIES INC.

245 Park Avenue, 24th Floor

New York, New York 10167

(212) 672-1786

INFORMATION STATEMENT

April 30, 2012

——————

SUNSI ENERGIES INC., a Nevada corporation (“Company”), is sending you this Information Statement and the accompanying Notice of Shareholder Action Taken by Written Consent solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) have previously executed a Written Consent of Shareholders approving the election of the following five (5) directors to hold office for a one year term and until each of their successors are elected and qualified: Richard St. Julien, Kebir Ratnani, David Natan, Adrian Auman and David Vanderhorst.

No vote or other action is requested or required on your part.

Internet Availability of Information Statement Materials

We are furnishing Information Statement materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Information Statement Materials by mail, you will not receive a printed copy of the information statement materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the information statement materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our information statement materials, please follow the instructions included in the Notice of Internet Availability.

The Information Statement and Annual Report on Form 10-K are also available on our website at www.sunsienergies.com and the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov.

We anticipate that the Notice of Internet Availability will be mailed to shareholders on or about April 30, 2012.

Record Date and Outstanding Shares

As of the Record Date, the Company’s issued and outstanding capital stock consisted of 30,073,302 shares of common stock, par value $0.001 per share (the “Common Stock”).

Consenting Stockholders

Our Amended and Restated Bylaws and the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

Holders of our Common Stock (“Consenting Stockholders”) executed the Written Consent of Shareholders representing over 50% of our Common Stock on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SHAREHOLDER PROPOSALS

Shareholders may present proper proposals for inclusion in the Company’s information statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion for the 2013 Annual Meeting, shareholder proposals must be received by the Company no later than January 30, 2013.

ACTIONS TAKEN

ITEM 1.

ELECTION OF DIRECTORS

As of December 31, 2011, the Company's Board of Directors consisted of five (5) directors, and on April 19, 2012, the Consenting Stockholders approved the re-election of these five (5) directors to serve as directors of the Company to serve for a one year term or until his successor is duly qualified or elected. The appointment will be effected on or after 20 days from the date this Information Statement is made available to stockholders. Mr. Ratnani served as the Company’s only independent director from 2009 through October 2011. Two additional new independent directors were appointed in October 2011.

In December 2011, the Company changed its year-end from May 31st to December 31st. On September 26, 2011 the Company filed a Definitive Form 14C relating the Company’s fiscal year end of May 31, 2011. The Company is now filing this Definitive Form 14C relating to the Company’s new year-end of December 31, 2011.

NOMINEES FOR ELECTION AS DIRECTORS

Below is information concerning the nominees for Director stating, among other things, their names, ages, positions, and offices held, and descriptions of their business experience. The background, experiences, and strengths of each nominee contributes to the diversity of SunSi’s Board. The ages of the Directors shown below are as of December 31, 2011.

David Natan, 58, Director since 2010.

Chief Executive Officer

Mr. Natan is a seasoned financial executive. Formerly a Big Four CPA with Deloitte Touche, he has more than thirty years of experience in areas of accounting, treasury, finance, corporate operations, and executive level management of both public and private companies. Mr. Natan’s career spanned a wide range of industries. He has previously served as CFO/Treasurer of four public companies and as CFO of three private companies. During his tenure as CFO, his public company was ranked as one of Forbes Magazine's “Top 50 Best Small Companies in America” for three consecutive years. He also served as a Director of a public company and as President of a public company subsidiary. Mr. Natan has participated in over fifteen merger and acquisition transactions. He has been instrumental in raising in excess of $500 million of debt and equity capital on favorable terms and from a variety of funding sources. Mr. Natan holds a B.A. in Economics from Boston University, where he was elected to the National Economics Honor Society. He also holds a Certified Public Accountant license (inactive) in the state of Florida.

Richard St. Julien, 42, Director since 2009

Vice President, Secretary & Chief Legal Officer

President of SunSi Energies Hong Kong Limited

Mr. St. Julien holds a Bachelor of Law from the University of Ottawa. Since 1992, he has been a practicing attorney in the areas of Commercial and International Law. Simultaneously, he has been involved in numerous business ventures as entrepreneur in Canada, in the United States as well as in other countries. Mr. St-Julien specializes in both International Business Law and Securities law in collaboration with strategic partners in Canada in the USA and in China. He possesses several years of experience in the public company environment, mostly in the USA, where he was involved in various listings, reorganizations, financings and acquisitions. Additionally, he acts as a consultant to corporations in their business ventures, including international financing. Finally, Mr. St-Julien has held positions in various public companies, such as secretary and member of the board of directors and officers.

Kébir Ratnani, 61, Independent Director since 2009

Member of Audit Committee and Nominating, Compensation and Corporate Governance Committee

Mr. Ratnani possesses an encompassing 30-year experience in the natural gas, electricity, windmill, wastewater and water sectors. Over the course of his career, he has assumed different managerial and technical functions, academically endowed with a Diploma in Management & Marketing from the Institute of Gas Technology in Chicago, U.S.A, an M Sc. A. and a B.Sc. A. in Chemical Engineering from Laval University in Quebec, Canada.

His high-caliber profile and track record are distinguished through his professional achievements. Mr. Ratnani’s proficiency in his fields of expertise led him to develop 13 inventions for which he now owns patents; all related to natural gas, petrochemical and environmental technologies. At the international level, he concluded numerous cooperation agreements with several governments, namely Algeria, Cameroon, Gabon, Kenya, Tunisia, Senegal, Libya, Gambia, UAE, Egypt, Lebanon, Syria, Saudi Arabia and Kuwait, Japan, Malaysia, Vietnam as well as Denmark, France, Spain, Slovakia, Germany, Hungary and Russia. He also negotiated project financing with organizations such as the World Bank, Asian Development Bank, and CIDA. In 1991, he directed the opening of the Natural Gas Technologies Centre, a research organization associated with Gaz Métropolitain, Gaz de France, Brooklyn Union Gas, and Osaka Gas. Subsequently, in 1997, he was appointed Vice-President of Hydro Quebec International. In this capacity, he was responsible for the Technology, Transfer and BOT (Build, Operate & Transfer) and Concession projects. More recently, in 2000, he joined SNCLavalin International, one of the leading engineering and construction groups in the world and a major player in the ownership of infrastructure and in the provision of operations and maintenance services, as Senior Vice- President. He is responsible for Water, Energy and Infrastructure Projects in Africa, the Middle East and Latin America.

David Vanderhorst, 47, Independent Director since 2011

Chairman of Audit Committee

Member of Nominating, Compensation and Corporate Governance Committee

Audit Committee Financial Expert

Mr. Vanderhorst has served as Chief Financial Officer of Taitron Components, Inc., a NASDAQ-listed semiconductor distribution and engineering services company with offices and operations in the U.S., Mexico, and China, since May 2008, ad Secretary since 2002. Prior to this, Mr. Vanderhorst was Taitron’s Controller since 1999. Prior thereto, from 1991 to 1998, Mr. Vanderhorst served as Controller and Chief Financial Officer for various companies. From 1987 to 1991, the national accounting firm of Kenneth Leventhal & Company, now a division of Ernst & Young, LLP, employed Mr. Vanderhorst. Mr. Vanderhorst is a Certified Public Accountant, receiving his professional certification in 1991.

Adrian Auman, 57, Independent Director since 2011

Member of Audit Committee and Nominating, Compensation and Corporate Governance Committee

Mr. Auman is Corporate Vice President Investor Relations and Special Projects since September 2008 at Orbotech, Ltd., a NASDAQ listed company that manufactures yield-enhancing and production solutions for the supply chain of the electronics industry. Orbotech is a leader in its industry, generating more than $500 million annually in revenue, with offices in the U.S., Europe, the Middle East, and Asia, including multiple offices in China. Prior to this position he served at Orbotech as Vice President of Finance and Investor Relations from May 2006 to September 2008. He is a certified public accountant in Israel and the US.

Director Qualifications

When recommending a person for new or continued membership on the Board, the Board considers each director’s individual qualifications in light of the overall mix of all of the directors’ attributes and the Company’s current and future needs. In its assessment of each nominee, the Board considers each director’s integrity, experience, reputation and independence. The Board considers each director’s ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company and whether each director attends at least 75% of the aggregate of the total number of meetings held by the Board.

The Board considers current and previous leadership positions because it believes it will better enable a director to oversee management and ultimately better serve the Company’s shareholders. Knowledge of the Company’s business and the trichlorosilane industry, as well as doing business in China, are important qualities for directors. Because the Company’s business also requires continuous knowledge of government incentives, regulatory requirements and agencies, it is imperative for some directors to have legal or governmental expertise. If a person has served or currently serves in the public arena, integrity and reputation is also a matter of public record for the Company and its shareholders to rely upon. In light of its being public (including conducting business in different currencies), the Company must also have a high level of financial literacy and experience represented on its Board.

CORPORATE GOVERNANCE

FAMILY RELATIONSHIPS

There are no family relationships among the individuals comprising our board of directors, management and other key personnel.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, the Company, for the past five years, no director or officer of the Company has been involved in any of the following: (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

LEGAL PROCEEDINGS

As of the date of this Information Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16 of the Securities Exchange Act of 1934 requires SunSi’s executive officers, directors and persons who own more than 10% of a registered class of SunSi equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, SunSi believes that during the last fiscal year all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements.

DIRECTOR INDEPENDENCE

Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of NASDAQ. The board of directors also will consult with counsel to ensure that the board of director’s determinations is consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members.

Currently our directors Adrian Auman, David Vanderhorst and Kebir Ratnani satisfies the “independent director” requirements of NASDAQ, and we meet its requirement which requires that a majority of a company’s directors be independent.

BOARD COMMITTEES

The Board of Directors has designated two standing committees. The Audit Committee and the Nominating, Compensation and Corporate Governance Committee operate under written charters that are available for review on our website at www.sunsienergies.com. These committees were formed in October 2011 and only operated for a period of approximately two months during 2011. As a result no meeting of either committee was held in 2011. The membership of each committee and its principal functions are described below.

Audit Committee. The Audit Committee is composed of Messrs. Auman, Ratnani and Vanderhorst. The Board of Directors has determined that each member of the Audit Committee meets applicable financial literacy requirements and that Mr. Vanderhorst, the Audit Committee chair, is an “audit committee financial expert” as defined in regulations adopted by the SEC. See the section of this Informational Statement entitled “Proposal 1: Election of Directors – David Vanderhorst” for a description of Mr. Vanderhorst’s qualifications. A description of the functions performed by the Audit Committee is set forth below in “Report of the Audit Committee.”

Nominating, Compensation and Corporate Governance Committee. The Nominating, Compensation and Corporate Governance Committee is composed of Messrs. Ratnani, Vanderhorst and Auman. This committee (i) determines compensation for our Chief Executive Officer, Chief Financial Officer and other executive officers, and (ii) develops and recommends corporate governance guidelines and standards for business conduct and ethics, identifies individuals qualified to become Board members, and makes recommendations regarding nominations for director. This committee will consider individuals recommended by stockholders for nomination as director in accordance with the procedures described under “Director Nomination Policy” below. This committee also oversees the annual self-evaluations of the Board and its committees and makes recommendations concerning the size, structure, composition and membership of the Board of Directors and its committees. The Nominating, Compensation and Corporate Governance Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its mission. Potential candidates, including nominees recommended by stockholders, are evaluated according to certain criteria such as: experience in business, and specifically in the solar industry; financial and accounting acumen; expertise that is useful to the Company; willingness to devote the required time to carry out the duties and responsibilities of a director; willingness to represent the best interests of all stockholders; and other relevant factors that the Board determines.

Compensation Committee Interlocks and Insider Participation. No Nominating, Compensation and Corporate Governance Committee member had any relationship requiring disclosure under Item 404 of SEC Regulation S-K. None of our executive officers served as a director or compensation committee member of an entity that employs any of our directors.

Director Nomination Policy. Stockholders may recommend individuals for consideration by the Nominating, Compensation and Corporate Governance Committee to become nominees for election to the Board of Directors by submitting a written recommendation to the Nominating, Compensation and Corporate Governance Committee, c/o Richard St. Julien, Corporate Secretary, SunSi Energies Inc., 245 Park Avenue, 24 Floor, New York, NY, 10167. Communications should be sent by overnight or certified mail, return receipt requested. Submissions must include the following information:

Information concerning the recommending stockholder.

•

The name, address and telephone number of the recommending stockholder;

•

The number of shares owned by the recommending stockholder and the period of time for which they have been held (which must be at least one year) and, if the recommending stockholder is not the stockholder of record, a statement from the record holder of the shares verifying this information; and

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A statement of the recommending stockholder’s intention to continue to hold the shares through the date of the next annual stockholder meeting.

Information concerning the proposed nominee.

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The information required by Item 401 of SEC Regulation S-K (name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

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The information required by Item 403 of SEC Regulation S-K (proposed nominee’s ownership of securities of the Company);

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The information required by Item 404 of SEC Regulation S-K (transactions between the Company and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with the Company);

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Whether the individual can read and understand financial statements; and

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Whether the individual, if elected, intends to tender, promptly following election, an irrevocable resignation effective upon failure to receive the required vote for re-election at the next annual meeting of stockholders and upon the acceptance of the resignation by the Board in accordance with our policy on director elections.

The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. Recommendations received by January 30, 2013 will be considered for nomination by the Nominating and Corporate Governance committee at the 2013 Annual Meeting of Stockholders.

Following the identification of the director candidates, the Nominating, Compensation and Corporate Governance Committee will meet to discuss and consider each candidate’s qualifications and will determine by majority vote the candidate(s) whom the Nominating, Compensation and Corporate Governance Committee believes would best serve the Company. In evaluating director candidates, the Nominating and Corporate Governance Committee will consider a variety of factors, including the composition of the Board as a whole, the characteristics (including independence, diversity, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. The Committee believes candidates for director should have certain minimum qualifications, including high ethical character, business experience with high accomplishment in his or her respective field, the ability to read and understand financial statements, relevant expertise and experience, and sound business judgment. The Board will nominate only candidates who agree to tender, promptly following election to the Board, an irrevocable resignation effective upon failure to receive the required vote for re-election at the next annual meeting of stockholders and upon the acceptance of the resignation by the Board in accordance with our policy on director elections. See “Proposal 1: Election of Directors – Majority Voting for Directors.”

In addition, the Committee believes at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board should meet the definition of “independent director” under NASDAQ listing standards. The Committee also believes a key member of the Company’s management should participate as a member of the Board.

BOARD MEETINGS AND ANNUAL MEETING ATTENDANCE

The Board of Directors held 3 meetings and acted 2 times by unanimous written consent in lieu of a meeting during the fiscal year ended December 31, 2011.

The Company did not hold an Annual Shareholder Meeting for the fiscal year ended May 31, 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board of Directors. The Audit Committee assists the Board in monitoring the integrity of our financial statements and financial reporting process, the systems of internal accounting and financial controls, the independent auditors’ qualifications and independence, the performance of the independent auditors and our internal audit function and our compliance with certain legal and regulatory requirements.

The Audit Committee has:

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Reviewed and discussed with management and Child, Van Wagoner & Bradshaw, PLLC the audited financial statements in the 2011 Annual Report;

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Discussed with Child, Van Wagoner & Bradshaw, PLLC the matters required to be discussed under generally accepted auditing standards and Statement on Auditing Standards No. 114 (Communication with Audit Committees), which superseded Statement on Auditing Standards No. 61;

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Received the written disclosures and the letter from Child, Van Wagoner & Bradshaw, PLLC required by Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence) and discussed with Child, Van Wagoner & Bradshaw, PLLC its independence;

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Reviewed the amount of fees paid to Child, Van Wagoner & Bradshaw, PLLC for audit and non-audit services, and discussed whether Child, Van Wagoner & Bradshaw, PLLC’s provision of non-audit services was compatible with maintaining their independence; and

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Established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee.

DETAIL OF FEES PAID TO AUDITORS:

SunSi engaged the firm of Child, Van Wagoner & Bradshaw, PLLC as its independent auditors for the fiscal years ended May 31, 2011 and 2010 and for its new year-end of December 31, 2011. Below are their fees for the periods ended May 31, 2011 and 2010. The fees charged for the seven month period ended December 31, 2011 which excludes audit fees for the December 31, 2011 audit amounted to $28,000 and tax fees amounted to $3,800.

a.  Audit Fees: Aggregate fees billed for professional services rendered for the audit of our annual financial statements for the periods ended May 31, 2011 and 2010, were approximately $60,000 and $10,000 respectively.

b.  Audit-Related Fees: Fees billed for audit-related services were $88,207 and $12,000 for the periods ended May 31, 2011 and 2010.

c.  Tax Fees. Fees billed for tax services were $1,000 and $1,800 for the periods ended May 31, 2011 and 2010, respectively.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent accounting firms. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the auditor fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

CODE OF ETHICS

The Company has adopted a code of ethics that is applicable to our directors and officers. It is available for review on our website at www.sunsienergies.com.

KEY EMPLOYEES

Jason Williams, Chief Financial Officer

Mr. Williams, age 37, most recently was President of WM Consulting LLC, a business advisory firm from August 2010 to the present. Mr. Williams has significant financial and operational experience with publicly traded companies, most recently Protective Products of America, Inc., where he served as Vice President and Chief Financial Officer from May 2008 to March 2010. As Corporate Controller and Director of Reporting & Analysis from July 2002 to August 2007 at PharmaNet Development Group, Inc., a NASDAQ–listed company, he was an integral part of the management team that facilitated a tenfold increase in revenue and a market capitalization rise from $150 million to $800 million during a three year period. His early career experience includes positions of increasing responsibility at Patagon.com, Inc., vFinance, Inc. and BISYS Regulatory Services. He holds a Bachelor of Science from Florida Atlantic University.

Yifeng Song, VP Global Development

Mr. Song joins SunSi Energies endowed with a strong background that combines both business management and technology experience. While working as an international consultant, he has collaborated with some of the world’s leading organizations in defining their enterprise strategy and operational plans, as well as implementing large transformational projects. Supported by his Bachelor in Electrical Engineering from the University of British Colombia, Yifeng pursued his interest in the alternative energy sector by thoroughly exploring it from a research and a business standpoint. His particular expertise lies in energy-efficient and green technologies. Born in Tianjin, China, Yifeng has gained significant experience in the past few years through his work in Europe, North America and Asia. His international experience and entrepreneurial spirit will play a key role in the success of SunSi Energies. Yifeng is fluent in English, French and Mandarin.

Changming Chen, Head Representative of SunSi in China

Mr. Chen has been the Chief Representative of China of SunSi Energies Hong Kong Limited since April 29th 2010 and brings over 38 years of experience in foreign investment and trade administration in China. He has previously held various key positions within the Chinese government of Shandong, including being specifically responsible for overseeing foreign investments and projects in the Zibo region of the Shandong Province. Mr. Chen obtained his Bachelor of Science from Shandong University and has also attended the University of Southern California. He has held the position of Vice Director of the Zibo National New & Hi-Tech Industrial Development Zone over ten years, where he was responsible for approving and managing foreign investment projects. Additionally, Mr. Chen worked in the banking sector as the General Manager of the Zibo branch of Bank of China. Before joining SunSi, Mr. Chen held the position of Economic Development Representative of Zibo in Australia.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation of our Executive Officers for the twelve month periods ending December 31, 2011 and December 31, 2010.

Name and Principal Position	Year ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Natan	2011	60,000	–	–	–	–	–	–	60,000
CEO	2010	60,000	–	20,000	–	–	–	–	80,000

Richard St. Julien	2011	–	–	–	–	–	–	–	–
Chairman	2010	–	–	–	–	–	–	–	–

Jason Williams	2011	15,000	–	–	–	–	–	–	15,000
CFO	2010	–	–	–	–	–	–	–	–

DIRECTOR COMPENSATION

Mr. Natan and Mr. St-Julien are not paid for their duties as directors. Effective October 2011 our independent directors are paid $35,000 per year in compensation comprised of $3,000 in cash fees and $32,000 in stock compensation payable in the Company’s common stock on a quarterly basis based upon the weighted average trading price of the Company’s common stock calculated based on the last ten trading days of each quarter. The following table sets forth the compensation of our directors for the twelve month periods ending on December 31, 2011 and 2010.

Name	Year Ended Dec. 31	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Kebir Ratnani	2011	500	8,000	–	–	–	–	8,500
	2010	–	20,000	–	–	–	–	20,000

Adrian Auman	2011	500	8,000	–	–	–	–	8,500
	2010	–	–	–	–	–	–	–

David Vanderhorst	2011	500	8,000	–	–	–	–	8,500
	2010	–	–	–	–	–	–	–

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

As of April 30, 2012, the Company has no outstanding equity awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years ended December 31, 2011 and 2010, the Company had no related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the current common stock ownership of (i) each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company's common based upon approximately 30,073,302 shares outstanding as of March 31, 2012, (ii) each officer and director of the Company individually, and (iii) all officers and directors of the Company as a group. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and/or warrants held by that person that are currently exercisable, as appropriate, or will become exercisable within sixty (60) days of the reporting date are deemed outstanding, even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial. The address of each owner is in care of the Company.

Title of Class	Number of Shares	Note	Percent of Class	Name of Beneficial Owner

Common	6,003,200	(1)(2)	19.95%	Richard St. Julien, Vp And Director
Common	4,725,434		15.71%	Vivitar Financial
Common	2,924,194		9.8%	Liu Dongqiang
Common	2,012,231	(2)	6.68%	David Natan, Ceo, And Director
Common	67,500	(2)	*	Jason Williams
Common	17,058	(2)	*	Kebir Ratnani, Director
Common	7,058	(2)	*	Adrian Auman, Director
Common	7,058	(2)	*	David Vanderhorst, Director

———————

* less than 1%

(1)

Richard St. Julien owns his share via a company controlled by him in the name of Endeavour Enterprises LLC LTDA.

(2)

All officers and directors as a group (3 persons) amount to approximately 27.0%.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, 245 Park Avenue, 24th Floor, New York, New York 10167.

In certain cases, only one Annual Report and Information Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Information Statement, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, at the address indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports, Proxy Statements, or Information Statements if they are receiving multiple copies of Annual Reports, Proxy Statements, or Information Statements by directing such request to the same mailing address.

OTHER MATTERS

No other matters will be effected pursuant to the Written Consent.

By Order of the Board of Directors,

David Natan
Chief Executive Officer